Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated November  , 2008 in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Emdeon Inc. for the registration of shares of its Class A common stock.

Ernst & Young LLP
Nashville, Tennessee
The foregoing consent is in the form that will be signed upon completion of the reorganization described in Note 1 to the consolidated financial statements.

/s/ Ernst & Young LLP
Nashville, Tennessee
November 4, 2008